
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               ZYCON CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, JANUARY 9, 1997 UNLESS THE OFFER IS EXTENDED

     This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, $.001 par value (the "Shares"), of Zycon
Corporation, a Delaware corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The First
National Bank of Boston (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                       THE FIRST NATIONAL BANK OF BOSTON

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
            By Mail:                  By Facsimile Transmission:                  By Hand:
 Shareholder Services Division              (617) 575-2232                BancBoston Trust Company
         P.O. Box 1889                            or                            of New York
       Mail Stop 45-02-53                   (617) 575-2233                55 Broadway, Third Floor
  Boston, Massachusetts 02105                                                New York, New York
         (617) 575-3120
                                   Confirm Facsimile by Telephone:         By Overnight Courier:
                                            (617) 575-3120               The First National Bank of
                                       (For Confirmation Only)                     Boston
                                                                       Shareholder Services Division
                                                                             150 Royall Street
                                                                            Mail Stop: 45-02-53
                                                                        Canton, Massachusetts 02021

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tenders to Hadco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hadco Corporation, a Massachusetts corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 11, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

------------------------------------------------------

Check ONE box if Shares will be tendered by book-entry transfer:

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:

Dated: , 199__

Name(s) of Record Holder(s):

------------------------------------------------------

------------------------------------------------------
                             (Please Type or Print)

Address(es)

------------------------------------------------------
                                   (Zip Code)

Area Code and Tel. No.:

Signature(s)

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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message
(as defined in Section 2 in the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, in the case of Shares, within three NASDAQ/National Market System trading days after the date hereof.

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
Name of Firm:
              ----------------------------------      ------------------------------------------------
                                                                  (Authorized Signature)
Address:                                              Name:
        ----------------------------------------            ------------------------------------------
                                                                  (Please Type or Print)
(Zip Code) Area Code and Tel. No.:                    Title:
                                  --------------             -----------------------------------------
                                                      Date:
                                                             -----------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.